UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2012

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Long-Term Incentive Compensation Plan

On February 15, 2012, the Board of Directors (the “Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), based on the recommendation of the Human Resources Committee, approved the 2012 Long-Term Incentive Plan Program (the “Program”) for performance shares to be awarded to 111 participants, including all of the executive officers, under the NorthWestern Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTIP”).

Pursuant to the Program, the Form of NorthWestern Corporation Performance Unit Award Agreement (the “Award Agreement”) and the 2005 LTIP, a participant, including each executive, will receive a targeted number of performance units based upon a percentage of the participant’s salary divided by the fair market value of the Company’s common stock as of the grant date.  The long-term incentive target opportunities for the Company's principal executive officer, principal financial officer and the other remaining named executive officers in the Company’s most recently filed Proxy Statement are as follows:  Robert C. Rowe, President & Chief Executive Officer, 100 percent; Brian B. Bird, Vice President, Chief Financial Officer & Treasurer, 75 percent; Heather H. Grahame, Vice President & General Counsel, 55 percent; and Curtis T. Pohl, Vice President – Distribution, 55 percent.

Payment of the performance units to each participant, including each executive, is conditioned on the maintenance of investment grade ratings for the Company during the performance period and the attainment of certain performance measures established by the Human Resources Committee of the Board. The performance measures are weighted as follows: 50 percent to a matrix composed of the three-year average of both return on average equity and net income growth, and 50 percent to relative total shareholder return as measured against total shareholder return for the members of the Company’s peer group. Such performance measures could result in payment of an award ranging from 0 to 200 percent of a participant’s target. However, if total shareholder return is negative, then the payout for the total shareholder return component is reduced by 50 percent.

Payment of the performance units also generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the performance period; however, acceleration can occur upon the death or disability of the participant or a change of control of the Company. The Human Resources Committee will have the discretion to include or exclude the impact of specified unusual or extraordinary events from the calculation of the performance measures to decrease, but not increase, the payout. Payout of the earned and vested performance units will be made in shares of common stock of the Company, with one performance unit vested and earned equal to one share of the Company’s common stock; however, upon a change of control, awards either will be deemed vested and satisfied at 100 percent of target or will be paid out in cash. Eligible participants will be able to elect to defer receipt of all or any portion of the earned performance units, which may help an officer meet the Company’s stock ownership guidelines.

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For further information regarding the Award Agreement, see the copy of the Award Agreement that is filed as Exhibit 99.1 hereto and incorporated herein by reference.  For further information regarding the 2005 LTIP, see Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2011 (Commission File No. 1-10499), which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Form of NorthWestern Corporation Performance Unit Award Agreement

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: February 21, 2012

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Form of NorthWestern Corporation Performance Unit Award Agreement

* filed herewith

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